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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pioneer Drilling Company:

We consent to the use of our report incorporated herein by reference.

/s/ KPMG LLP

San Antonio, Texas
March 18, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM